Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the 2007 Incentive Stock Plan of Five Star Products, Inc. of our report dated March 28, 2007, with respect to the consolidated financial statements of Five Star Products, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with Securities and Exchange Commission.

/s/ EISNER LLP

Eisner LLP

New York, New York
February 20, 2008